As filed with the Securities and Exchange Commission on November 21, 2002
                                                      Registration No. 333-34630
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ________________

                          GENELABS TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                               ________________

           California                                           94-3010150
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                              505 Penobscot Drive
                        Redwood City, California 94063
                                (650) 369-9500
  (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                               ________________

                          Heather Criss Keller, Esq.
                          Genelabs Technologies, Inc.
                              505 Penobscot Drive
                        Redwood City, California 94063
                                (650) 369-9500
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                               ________________

                                   Copy to:
                            Gregory C. Smith, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                             525 University Avenue
                          Palo Alto, California 94301
                                (650) 470-4500
                               ________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
     If deliver of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================

                               EXPLANATORY NOTE

         Genelabs Technologies, Inc. (the "Registrant") filed a registration statement on Form S-3 (Registration No. 333-34630) (the "Registration Statement"), which originally registered 5,000,000 shares of common stock, no par value, of the Registrant, to be sold from time to time.

         Pursuant to the undertaking in Item 17 of Part II of the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 120,729 shares of common stock registered by the Registration Statement that remain unsold as of the date hereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that, at the time the Registration Statement was filed, it met all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 21st day of November, 2002.


                                          GENELABS TECHNOLOGIES, INC.


                                          By:   /s/ Irene A. Chow
                                                -------------------------------
                                          Name:    Irene A. Chow
                                          Title:   Chairman, Chief Executive
                                                   Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                   Title                           Date
  ---------                   -----                           ----

/s/ Irene A. Chow
------------------------      Chairman, Chief Executive       November 21, 2002
Irene A. Chow                 Officer and Director


/s/ Matthew M. Loar
------------------------      Chief Financial Officer         November 21, 2002
Matthew M. Loar


         *
------------------------      Director                        November 21, 2002
J. Richard Crout


         *
------------------------      Director                        November 21, 2002
Thomas E. Dewey, Jr.


         *
------------------------      Director                        November 21, 2002
Arthur Gray, Jr.



------------------------      Director                        November 21, 2002
H. H. Haight


         *
------------------------      Director                        November 21, 2002
Alan Y. Kwan


         *
------------------------      President and Director          November 21, 2002
James A. D. Smith



------------------------      Director                        November 21, 2002
Nina K. Wang


                              * By:  /s/ Irene A Chow
                                    ------------------------
                                    Irene A. Chow
                                    Attorney-in-Fact